Exhibit 99.(a)(1)(G)

Stock Option Exchange Program

December 19, 2002

Topics

•              Why we’re here

•              Stock option exchange program

—  Highlights

—  Impact on eligible options

•              How to participate

•              Things to consider/risks

•              Key dates

Why we’re here

•              Discuss the offer and its impact

•              Review the process to participate

•              Tell you how to get your questions answered

Tularik Stock Option Exchange Program

Tularik is offering eligible employees the opportunity to exchange certain options with an exercise price that is higher than the current market price for replacement options

Option Exchange Program Overview

•              Voluntary Stock Option Exchange

—  Cancel options on January 17, 2003 and receive Replacement Options on July 18, 2003

•              Applies to any option granted under the 1997 Equity Incentive Plan except:

—  Options with an exercise price less than $14/share

—  Options granted to Executive Officers

Option Exchange Program Overview

•              Exercise price of the Replacement Options will be the fair market value of Tularik common stock on the last trading day (expected to be July 17, 2003) before Replacement Options are granted (expected to be July 18, 2003)

•              None of the shares subject to the Replacement Options will be vested on the date of grant

•              Replacement Options will vest monthly over a period of time equal to the amount of vesting remaining on canceled options (rounded down one month if a canceled option has accrued at least two weeks of vesting for the month prior to the Exchange Date) plus 6 months

—  i.e., the Replacement Option will vest over the number of months of vesting remaining on your previous option as of January 17, 2003 plus 6 months

•              Replacement Options will expire 10 years (expected to be July 17, 2013) from the date of grant

Why Conduct The Exchange Program Now?
Why Can’t Options Be Exchanged Immediately?

Variable accounting consequences for exchanges that fail 6 month look-back and 6 month + 1 day ‘at risk’ tests.

Variable accounting would have an adverse effect on our stock price once we start selling products.

How the Exchange Program Works

•              Employees must make election to exchange options on or before January 17, 2003

—  This is the “Exchange Date”

•              Replacement Options will be granted on July 18, 2003

—  This is the Replacement Option “Grant Date”

•              All Replacement Options will be Non-Qualified Stock Options (i.e., Replacement Options do not qualify for ‘ISO’ treatment)

•              No additional options may be granted to exchange program participants prior to July 18, 2003

Eligibility

•              Any employee holding options:

—  Must be employed on the Exchange Date (January 17, 2003) to be eligible to exchange options and receive a Replacement Option

—  Must be continuously employed from Exchange Date through Replacement Option Grant Date (July 18, 2003) to receive a Replacement Option

Example Number 1

•              Jenny’s hire date January 6, 2000

•              Her original stock option:  1,000 shares at $40.00/share

•              Hypothetical stock price on Exchange Date:  $9/share

•              Hypothetical stock price on Replacement Option Grant  Date:  $12/share

•              Replacement Option:  1,000 shares at $12/share with 10 year term

Example Number 2

•              Bob’s hire date April 20, 2001

•              His original stock option:  1,000 shares at $22.25/share

•              Hypothetical stock price on Exchange Date:  $9/share

•              Hypothetical stock price on Replacement Option Grant  Date:  $25/share

•              Replacement Option:  1,000 shares at $25/share with 10 year term

Vesting-Replacement Options

•              None of the shares subject to the Replacement Options will be vested on the Replacement Option Grant Date (July 18, 2003)

•              Vesting of Replacement Options

—  Replacement Options vest monthly over the number of months remaining to vest on your canceled option as of the Exchange Date (rounded down one month if a canceled option has accrued at least two weeks of vesting for the month prior to the Exchange Date), plus 6 months

—  Replacement Options that were fully vested as of January 17, 2003 vest monthly over a 6 month period

Ability to Exercise

•              Replacement Options will not be exercisable until 6 months after grant (i.e., January 18, 2004)

—  This is not the same as the 6 month addition to the vesting schedule

•              Risk

—  Our plan allows for options to be exercised during the 3 months following termination

—  Replacement Options have a 6 month non-exercise period

—  Termination (other than by reason of retirement, death or disability) prior to October 18, 2003 would leave you unable to exercise your Replacement Options

•        The 3 month post-termination exercise period would lapse before the 6 month non-exercise period was over

Vesting Example

•              Jenny’s example

—  Assume Jenny’s option had 18 months of vesting remaining when exchanged on January 17, 2003

—  Replacement Option granted on July 18, 2003 is completely unvested and not immediately exercisable

—  The options that were vested as of January 17, 2003 vest in equal amounts monthly after July 18, 2003 over 6 months

—  The options that were not vested as of January 17, 2003 vest in equal amounts monthly after July 18, 2003 over 24 months (18 plus 6)

—  Jenny must wait until January 18, 2004 before she can exercise the Replacement Option to purchase any shares (including those vested as of January 17, 2003)

Vesting Example

•              Jenny’s example

—  Assume Jenny’s option to purchase 1,000 shares had 18 months of vesting remaining when exchanged on January 17, 2003.  Historical vesting rate was approximately 21 shares/month (1,000/48)

—  Commencing July 18, 2003, Jenny’s vesting rate on Replacement Options representing eligible options that were vested as of January 17, 2003 [1,000 X 30/48=625] will be approx. 104 shares/month (625 X 1/6=104)

—  Commencing July 18, 2003, Jenny’s vesting rate on Replacement Options representing eligible options that were unvested as of January 17, 2003 will be approx. 16 shares/month ([1,000 - 625 (vested shares)=375]; [375 X 1/24=15.625])

Vesting Example

•              Jenny’s example

—  On January 18, 2004, Jenny may exercise (i) Replacement Options to purchase the 625 options that were vested on January 17, 2003; plus (ii) Replacement Options to purchase an additional 94 options (15.625 X 6); both (i) and (ii) will vest (but will not be exercisable) between July 17, 2003 and January 17, 2004

—  An additional 15.625 Replacement Options will vest each month after January, 2004 until the Replacement Option is fully vested in July 2005

—  The exercise price for Replacement Options representing eligible options (both vested and unvested as of January 17, 2003) will be the fair market value of Tularik common stock on July 17, 2003

How to Participate

•              Read the materials that were distributed on December 19, 2002

•              Complete and submit the election form on or before the Exchange Date (January 17, 2003)

—  Submit the election form, even if you elect not to exchange options

—  You may change your election as many times as you want up to the deadline

—  Failure to make an election before the deadline results in no option exchange

—  You can’t change your election after the Exchange Date

Things to Consider

•              If you choose to participate

—  The exercise price of your Replacement Option will not be known until the Grant Date (i.e., July 18, 2003)

—  Your Replacement Option will be subject to a new vesting period beginning on the Grant Date

—  Your Replacement Option will be unexercisable on the Grant Date and can not be exercised until 6 months after the Grant Date, except in the case of termination by reason of retirement, death or disability

Things to Consider/Risks

•              Management can’t advise you whether or not you should exchange your options

—  Participation is solely up to you

—  Participation is voluntary

•              Check with your financial and tax advisors

•              We cannot guaranty that the Replacement Options will have a lower exercise price than the canceled options!

Key Dates

•              January 17, 2003

—  Deadline for submitting election form

—  Exchange Date

—  Participating options are canceled

•              July 18, 2003

—  Grant Date for Replacement Options

Questions

•              If you have any questions that have not been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and Summary of Terms

•              We will schedule meetings to review this presentation and answer questions

•              If you have any further questions that cannot be answered with the materials provided, contact:

—  Chris Smith, HR

—  Rathna Rao, HR

—  Brandy Garduno, Stock Administration